UNITED STATES
securities and exchange commission
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 19, 2014

CHINA RECYCLING ENERGY CORPORATION
(Exact Name Of Registrant As Specified In Charter)

Nevada	000-12536	90-0093373

(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

12/F, Tower A

Chang An International Building

No. 88 Nan Guan Zheng Jie

Xi An City, Shan Xi Province

China 710068
(Address of principal executive offices, including zip code)

(86-29) 8769-1097
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 19, 2014, China Recycling Energy Corporation, a Nevada corporation (the “Company”) held its 2014 Annual Meeting of Shareholders. A quorum was present at the meeting as required by the Fourth Amended and Restated Bylaws of the Company. The final voting results of the matters submitted to a shareholder vote at the meeting are as follows:

Proposal 1: Election of Directors

The following five individuals were elected to the Board of Directors of the Company to serve as directors until the 2015 Annual Meeting of Shareholders or until their successors have been duly elected and qualified:

Nominees	Votes Cast For	Votes Cast Against	Abstentions	Broker Non-Votes
Guohua Ku	40,495,128	136	36,205	11,323,484
Albert McLelland	40,489,574	5,690	36,205	11,323,484
Yulong Ding	40,495,124	140	36,205	11,323,484
Chungui Shi	40,492,784	2,480	36,205	11,323,484
Geyun Wang	40,490,835	4,429	36,205	11,323,484

Proposal 2: Approval and Ratification of the Appointment of Goldman Kurland Mohidin LLP as the Company’s Independent Registered Public Accounting Firm

The appointment of Goldman Kurland Mohidin LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was approved and ratified. There were 54,996,820 votes for the appointment, 226,484 votes against the appointment, 30,757 abstentions and 0 broker non-votes.

Proposal 3: Approval of an Amendment to the Articles of Incorporation to Increase the Total Number of Authorized Shares of Common Stock, Par Value $0.001 Per Share, From 100,000,000 Shares to 200,000,000 Shares

An amendment to the Articles of Incorporation to increase the total number of authorized shares of common stock, par value $0.001 per share, from 100,000,000 shares to 200,000,000 shares was approved and ratified. There were 49,820,275 votes for the appointment, 1,852,775 votes against the appointment, 10,722 abstentions and 175,666 broker non-votes.

Proposal 4: Approval of a Nonstatutory Stock Option Agreement with our director, Mr. Chungui Shi

A Nonstatutory Stock Option Agreement with our director, Mr. Chungui Shi was approved and ratified. There were 40,346,383 votes for the appointment, 174,741 votes against the appointment, 10,843 abstentions and 11,322,986 broker non-votes.

Proposal 5: Advisory Vote on Compensation of Named Executive Officers

The shareholders approved, on an advisory, non-binding basis, the compensation of our named executive officers.

For	Against	Abstain	Broker Non-Votes

40,342,122	180,742	8,802	11,323,287

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

China Recycling Energy Corporation
(Registrant)
Dated: June 24, 2014	/s/ David Chong
David Chong Chief Financial Officer and Secretary